UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2005

Trans-Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-4539	13-2598139

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1780 Opdyke Court, Auburn Hills, MI	48326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	248-364-0400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-10.1 Stock Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On June 8, 2005, Trans-Industries, Inc. (the “Company”) entered into the Stock Purchase Agreement (the “Agreement”) with Delmer G. Fields, filed as Exhibit 10.1 hereto, pursuant to which Mr. Fields agreed to purchase $400,000 worth of newly-issued Company common stock at a purchase price equal to the greater of the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. Mr. Fields retired as President of Transign, Inc. and The Lobb Company, both wholly owned subsidiaries of the Company, in September, 2004. Mr. Fields’ obligation to purchase the common stock is conditioned on distribution of his vested beneficial interest from the Company’s Profit Sharing Plan. The Company is obligated, pursuant to the terms of the Agreement, to grant registration rights for the shares of common stock to be purchased. The Company expects the purchase to be completed by June 30, 2005.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

     As discussed above, on June 8, 2005, the Company and Mr. Fields entered into the Agreement, pursuant to which Mr. Fields agreed to purchase $400,000 worth of newly-issued Company common stock at a purchase price equal to the greater of the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. Mr. Fields’ obligation to purchase the common stock is conditioned on distribution of his vested beneficial interest from the Company’s Profit Sharing Plan. The Company is obligated, pursuant to the terms of the Agreement, to grant registration rights for the shares of common stock to be purchased. The Company expects this purchase to be completed by June 30, 2005. If the purchase price was to be determined as of June 9, 2005, the purchase price would be approximately $0.71 per share and Mr. Fields would purchase approximately 564,516 shares of common stock.

     The shares of common stock will be issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c)      Exhibits.

     10.1      Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS-INDUSTRIES, INC.
Date: June 14, 2005	By:	/s/ Richard A. Solon
Richard A. Solon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Stock Purchase Agreement